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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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NABORS INDUSTRIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mintflower Place
8 Par-La-Ville Road
Ground Floor
Hamilton, HM 08 Bermuda

Notice of 2006 Annual General Meeting of Shareholders
Nabors Industries Ltd.
Tuesday, June 6, 2006, 11:00 a.m., CDT
Wyndham Greenspoint Hotel
12400 Greenspoint Drive
Houston, Texas

May 5, 2006

Fellow shareholder:

We cordially invite you to attend Nabors Industries Ltd.’s 2006 annual general meeting of shareholders to:

1.	Elect one Class III director for a three-year term;

2.	Approve and appoint PricewaterhouseCoopers LLP as independent auditors and authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration;

3.	Approve an amendment to the Company’s 2003 Employee Stock Plan to increase the number of shares available for issuance under that plan; and

4.	Transact such other business as may properly come before the annual general meeting.

Further information regarding the meeting and the above proposals is set forth in the accompanying proxy statement. You are entitled to vote at the annual general meeting if you were a shareholder at the close of business on April 7, 2006. Even if you plan to attend the annual general meeting, please submit a proxy as soon as possible so that your shares can be voted at the annual general meeting in accordance with your instructions.

The financial statements for the Company will also be presented at the annual general meeting.

We hope you will read the proxy statement and submit your proxy. On behalf of the Board of Directors and the management of Nabors, I extend our appreciation for your continued support.

Sincerely yours,

Eugene M. Isenberg
Chairman of the Board & Chief Executive Officer

Proxy Statement
ITEM 1 ELECTION OF DIRECTORS
MANAGEMENT COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
ITEM 2 APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE AUDITORS REMUNERATION
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER MATTERS
STOCK PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS
OTHER MATTERS

NABORS INDUSTRIES LTD.
Mintflower Place
8 Par-La-Ville Road
Ground Floor
Hamilton, HM 08 Bermuda

Proxy Statement

2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 6, 2006

We are sending you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the 2006 annual general meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about May 5, 2006. In this proxy statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. or, for information pertaining to periods prior to June 24, 2002, to Nabors Industries, Inc. Where the context requires, such references also include our subsidiaries.

Annual General Meeting Information

Date and location of the annual general meeting.  We will hold the annual general meeting at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas at 11:00 a.m., Central Daylight Time, on Tuesday, June 6, 2006 unless adjourned or postponed.

Admission to the annual general meeting.  Only record or beneficial owners of Nabors common shares may attend the annual general meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement.

Voting Information

Stock Split.  On December 13, 2005, the Company declared a two-for-one stock split of the Common Shares in the form of a 100 percent stock dividend, payable April 17, 2006 to holders of record at the close of business on March 31, 2006 (the “Stock Split”). All share amounts with respect to the Common Shares in this Proxy Statement are as of the record date for the annual general meeting (April 7, 2006) and have not been adjusted to give effect to the Stock Split, unless otherwise noted.

Record date and quorum.  The record date for the annual general meeting is April 7, 2006. You may vote all common shares of Nabors that you owned as of the close of business on that date. Each common share entitles you to one vote on each matter to be voted on at the annual general meeting. On the record date, 155,039,187 common shares of Nabors were outstanding. In addition, the holder of record of one Special Voting Preferred Share of Nabors is entitled to a number of votes equal to the number of exchangeable shares of Nabors Exchangeco (Canada), Inc., a corporation incorporated under the laws of Canada, in accordance with the instructions received from the holders of such shares. There were 93,880 exchangeable shares of Nabors Exchangeco (Canada) Inc. outstanding on the record date. A majority of the shares outstanding on the record date, present in person or by proxy, constitutes a quorum to transact business at the annual general meeting. Abstentions and withheld votes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name.  You may vote at the annual general meeting by completing, signing and returning the enclosed proxy card. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

Submitting voting instructions for shares held in street name.  If you hold your shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the annual general meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares under the following circumstances:

•	Discretionary items. The election of directors and approval and appointment of Nabors’ independent auditors are “discretionary” items under the rules of the NYSE. Member brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion.

•	Non-discretionary items. The proposal to increase the number of shares available for issuance under the 2003 Employee Stock Plan is a “non-discretionary” item under the rules of the NYSE and may not be voted on by member brokers, absent specific voting instructions from beneficial owners.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter (“broker non-votes”), your shares will not be voted on that matter at the annual general meeting. Accordingly, broker non-votes will not be counted in determining the outcome of vote on any matter at the annual general meeting. Broker non-votes will, however, be counted for purposes of establishing a quorum.

Revoking your proxy.  You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the annual general meeting to Daniel McLachlin, Secretary, Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX. Bermuda; (2) submitting a later proxy; or (3) voting in person at the annual general meeting (although attendance at the annual general meeting will not, by itself, constitute a revocation of a proxy).

Votes required to elect directors and to adopt other proposals.  Directors are elected by a plurality of the votes cast. The approval and appointment of PricewaterhouseCoopers LLP, authorization for the Audit Committee to set the auditor’s remuneration, and the amendment to the 2003 Employee Stock Plan each require the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereon.

Withholding your vote or voting to “abstain”.  You can withhold your vote for any nominee for election for director. Withheld votes will be excluded from the vote and will have no effect on the outcome. On the other proposals, you can vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the annual general meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

ITEM 1
ELECTION OF DIRECTORS

Our Board proposes, based on the recommendation of the Governance and Nominating Committee, the election of Eugene M. Isenberg as a Class III director for a term ending at the 2009 annual general meeting. Mr. Isenberg is a current director of Nabors. The nominee has indicated that he will serve if elected. We do not anticipate that the nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board or the Board may opt to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. ISENBERG AS A CLASS III DIRECTOR FOR A TERM ENDING AT THE 2009 ANNUAL GENERAL MEETING.

CLASS III

Nominee for election for a three-year term ending in 2009

			Director
		Position with Nabors	of Nabors
Name	Age	and Prior Business Experience	Since

Eugene M. Isenberg	76	Chairman of the Board, Chairman of the Executive Committee of the Board and Chief Executive Officer of Nabors since 1987. Mr. Isenberg served as a Director of Danielson Holding Company (a financial services holding company) until October 2004. He served as a Governor of the National Association of Securities Dealers (NASD) from 1998 to 2006 and the American Stock Exchange (AMEX) until 2005. He has served as a member of the National Petroleum Council since 2000. From 1969 to 1982, Mr. Isenberg was Chairman of the Board and principal shareholder of Genimar, Inc. (a steel trading and building products manufacturing company), which was sold in 1982. From 1955 to 1968, Mr. Isenberg was employed in various management capacities with Exxon Corporation.	1987

CLASS II

Directors Continuing in Office — Terms Expiring in 2008

			Director
		Position with Nabors	of Nabors
Name	Age	and Prior Business Experience	Since

Anthony G. Petrello	51	President and Chief Operating Officer of Nabors since 1992, Deputy Chairman since 2003, a member of the Executive Committee of the Board since 1991 and a member of the Technical and Safety Committee of the Board since 2003. From 1979 to 1991, Mr. Petrello was with the law firm Baker & McKenzie, where he had been Managing Partner of its New York Office from 1986 until his resignation in 1991. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University.	1991

			Director
		Position with Nabors	of Nabors
Name	Age	and Prior Business Experience	Since

Myron M. Sheinfeld	76	Chairman of the Audit Committee of the Board since 1988, a member of the Compensation Committee of the Board since 1993 and a member of the Governance and Nominating Committee of the Board since 2002. He is Senior Counsel to the law firm Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1970 until April 2001 he held various positions in the law firm Sheinfeld, Maley & Kay P.C. Mr. Sheinfeld was an adjunct professor of law at the University of Texas, School of Law from 1975 to 1991, and is a contributing author to numerous legal and business publications, and a contributor, co-editor and co-author of Collier On Bankruptcy, and a co-author of Collier On Bankruptcy Tax for Lexis-Nexis and Matthew Bender & Co., Inc. He is former President, a present Director and a member of The Houston Chapter of National Association of Corporate Directors. He is Chair of the ABA Standing Committee on Specialization.	1988
Martin J. Whitman	81	Mr. Whitman is the Lead Director for the Company’s Board of Directors. Member of the Audit Committee of the Board since 1993; a member of the Governance and Nominating Committee of the Board since 2002, a member of the Executive Committee since 2005, and Chairman of the Compensation Committee of the Board since 2006. Chief Executive Officer until June 2002 and a Director of Danielson Holding Corporation (a holding company for conversion of waste to energy, and insurance businesses) until October 2004 (Chairman of the Board until July 1999); Chairman and Trustee of Third Avenue Trust since 1990 and Chief Executive Officer of Third Avenue Trust from 1990 to 2003; Co-Chief Investment Officer of Third Avenue Management LLC and its predecessor (the adviser to Third Avenue Trust) since 2003 and Chief Investment Officer of Third Avenue Management LLC and its predecessor from 1991 to 2003; Director of Tejon Ranch Co. (an agricultural and land management company) from 1997 to 2001; and, Director of Stewart Information Services Corp. (a title insurance and real estate company) from 2000 until 2001. Mr. Whitman was an Adjunct Lecturer, Adjunct Professor and Distinguished Fellow in Finance, Yale University School of Management from 1972 to 1984 and 1992 to 1999 and is currently an Adjunct Lecturer in Finance at Yale University and an Adjunct Professor in Finance at Syracuse University. He was an Adjunct Professor at the Columbia University Graduate School of Business in 2001. Mr. Whitman is co-author of The Aggressive Conservative Investor and author of Value Investing: A Balanced Approach.	1991

CLASS I

Directors Continuing in Office — Terms Expiring in 2007

			Director
		Position with Nabors	of Nabors
Name	Age	and Prior Business Experience	Since

James L. Payne	69	Chairman of the Governance and Nominating Committee of the Board since 2002, a member of the Compensation Committee of the Board since 2006, and a member of the Technical and Safety Committee of the Board since 1999. Mr. Payne is currently Chairman and Chief Executive Office of Shona Energy Company, LLC. Mr. Payne was Chairman, Chief Executive Officer and President of Nuevo Energy Company (a company engaged in the acquisition, production and exploration of oil and natural gas properties) until May 2004. He also serves as a Director of BJ Services and Global Industries. He was a Director of Pool Energy Services Co. from 1993 until its acquisition by Nabors in November 1999. He retired as Vice Chairman of Devon Corp. in February 2001. Prior to the merger between Devon Corp. and Santa Fe Snyder Company in 2000, he had served as Chairman and Chief Executive Officer of Santa Fe Snyder Company. He was Chairman and Chief Executive Officer of Santa Fe Energy Company from 1990 to 1999 when it merged with Snyder Oil Company. Mr. Payne is a graduate of the Colorado School of Mines where he was named a Distinguished Achievement Medalist in 1993. He holds an MBA degree from Golden Gate University and has completed the Stanford Executive Program.	1999
Hans W. Schmidt	76	Chairman of the Technical and Safety Committee of the Board since 1998, a member of the Governance and Nominating Committee of the Board since 2002, a member of the Compensation Committee of the Board since 2005, and a member of the Audit Committee of the Board since 2006. From 1958 to his retirement in 1992, Mr. Schmidt held a number of positions with C. Deilmann A.G., a diversified energy company located in Bad Bentheim, Germany, including serving as a Director from 1982 to 1992. From 1965 to 1992 he served as Director of a subsidiary of C. Deilmann A.G., Deutag Drilling, a company with worldwide drilling operations. From 1988 to 1991, Mr. Schmidt served as President of Transocean Drilling Company, a company of which he was also a Director from 1981 until 1991.	1993

			Director
		Position with Nabors	of Nabors
Name	Age	and Prior Business Experience	Since

Alexander M. Knaster	47	Member of the Governance and Nominating Committee of the Board since 2004 and a member of the Compensation Committee of the Board since 2005. Mr. Knaster currently serves as Chairman and CEO of Pamplona Capital Management, an investment management firm with private equity and fund of funds operations. Mr. Knaster also serves as director of TNK-BP and several subsidiaries of Alfa Group Holding Company which is one of Russia’s largest conglomerates with interests in telecoms, banking, insurance and the Russian oil and gas producing entity TNK-BP. From 1998 until 2004 Mr. Knaster was Chief Executive Officer of Alfa Bank. During 2002 and 2003 he also served as General Director of Sidanco, Russia’s seventh largest oil company. From 1995 to 1998 he served as President and CEO of Credit Suisse First Boston (Moscow), responsible for the firm’s operations in Russia and the CIS. Mr. Knaster has over 20 years experience in the banking industry including several other major investment banks. Mr. Knaster started his career as engineer with Schlumberger, Ltd. working on offshore oil and gas rigs in the U.S. Gulf of Mexico. Mr. Knaster holds a PhD in economics from the Russian Academy of Science, an MBA from Harvard Business School and a BS in Electrical Engineering and Mathematics from Carnegie-Mellon University. Mr. Knaster is also a Chartered Financial Analyst and a member of International Society of Financial Analysts and National Association of Petroleum Industry Analysts.	2004

CORPORATE GOVERNANCE

The Board of Directors met four times during 2005. Each of our incumbent directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which he served during 2005, except Mr. Hans Schmidt, who attended 43% of the aggregate of the meetings of the Board and the committees on which he served during 2005 and Mr. Whitman, who attended 71% of the aggregate of the meetings of the Board and the committees on which he served during 2005. The Board has five committees — the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Technical and Safety Committee and the Executive Committee. The independent directors of the Board meet in executive sessions following each Board meeting. Appointments and chairmanships of the committees are recommended by the Governance and Nominating Committee and are selected by the Board. All committees report their activities to the Board. The charters of each of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on our web site at www.nabors.com.

The Board has affirmatively determined that each of the current directors, with the exception of Messrs. Isenberg and Petrello who are officers of the Company, has no material relationship with Nabors that would interfere with the exercise of independent judgment and, therefore, is independent under the listing standards of the NYSE. Mr. Whitman is serving as our Lead Director. In that role, his primary responsibility is to preside over executive sessions of the nonmanagement directors and to call meetings of the nonmanagement directors as desirable. The Lead Director also chairs certain portions of Board meetings, serves as liaison between the Chairman of the Board and the nonmanagement directors, and develops and approves, together with the Chairman, the agenda for Board meetings. The Lead Director will also perform other duties the Board delegates from time to time to assist the Board in fulfilling its responsibilities.

Audit Committee

The primary purpose of our Audit Committee is to assist the Board in monitoring (a) the quality and integrity of the financial statements of the Company; (b) the independent auditors’ qualifications and independence; (c) the performance of the Company’s independent auditors; and (d) compliance by the Company with legal and regulatory requirements. The Audit Committee met four times during 2005. The members of the Audit Committee for fiscal 2005 were Myron M. Sheinfeld (Chairman), James C. Flores and Martin J. Whitman. The Board determined that the Audit Committee’s composition satisfied the rules of the NYSE that govern audit committee composition, including the requirement that each member of the Audit Committee be “independent” as that term is defined under the listing standards of the NYSE and specified in Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that Mr. Whitman is an “audit committee financial expert” as defined under the current rules of the SEC. As of the date of this proxy statement, the current members of the Audit Committee are Myron M. Sheinfeld (Chairman), Martin J. Whitman, and Hans Schmidt. The Board has determined that the Audit Committee’s current composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that each member of the Audit Committee be “independent” as that term is defined under the listing standards of the NYSE and specified in Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The primary purposes of our Compensation Committee are to: (a) assist the Board in discharging its responsibilities relating to the compensation of our executives, including overseeing the administration of our compensation programs and setting the compensation of our key executives; (b) assist the Board in its oversight of the development, implementation, and effectiveness of our policies and strategies relating to our human capital function; and (c) prepare any report on executive compensation required by the rules and regulations of the SEC. The Compensation Committee met four times during 2005. The members of the Compensation Committee for 2005 were James C. Flores (Chairman), Myron M. Sheinfeld, Hans Schmidt, Martin J. Whitman (beginning May 6, 2005), and Alex Knaster (beginning May 6, 2005), each of whom was, as determined by the Board, an independent director as defined under NYSE listing standards. As of the date of this proxy statement, the members of the Compensation Committee are Martin J. Whitman (Chairman), James L. Payne, Alexander M. Knaster, Hans W. Schmidt, and Myron M. Sheinfeld, each of whom is, as determined by the Board, an independent director as defined under NYSE listing standards.

Governance and Nominating Committee

The primary purpose of the Governance and Nominating Committee is to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees and to take a leadership role in shaping our corporate governance, including developing, recommending to the Board and reviewing on an ongoing basis our corporate governance principles and practices. The Governance and Nominating Committee met four times during 2005. The members of the Governance and Nominating Committee for 2005 were James L. Payne (Chairman), James C. Flores, Hans W. Schmidt, Myron M. Sheinfeld, Martin J. Whitman, and Alexander M.

Knaster, each of whom was, as determined by the Board, an independent director as defined under NYSE listing standards. As of the date of this proxy statement, the members of the Governance and Nominating Committee are James L. Payne (Chairman), Alexander M. Knaster, Hans W. Schmidt, Myron M. Sheinfeld, and Martin J. Whitman, each of whom is, as determined by the Board, an independent director as defined under NYSE listing standards.

Shareholder Recommendations for Directors.  The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based upon his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Of course, directors should possess the highest personal and professional ethics, integrity and values, be committed to the long-term interests of the shareholders, and be willing to devote sufficient time to carry out their duties and responsibilities effectively. Members of the Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Committee has the authority to engage consultants. Once a candidate is identified whom the Committee wishes to consider seriously and move toward nomination, the Chair of the Committee and the Chief Executive Officer enter into discussions with that candidate. The policy adopted by the Committee provides that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. Shareholders who wish to submit candidates for director for consideration by the Governance and Nominating Committee for election at our 2007 Annual Meeting of Shareholders may do so by submitting in writing such candidates names, together with the information described on our web site at www.nabors.com, to Board of Directors, Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX, Bermuda, prior to January 11, 2007.

Technical and Safety Committee

The Technical and Safety Committee provides leadership in developing policies, implementing programs and monitoring performance in the technical and safety aspects of Nabors’ operations. The Technical and Safety Committee met two times during 2005. The members of the Technical and Safety Committee are Hans W. Schmidt (Chairman), James L. Payne and Anthony G. Petrello.

Executive Committee

The Executive Committee has the authority to exercise all powers, rights and authority of the Board as might be necessary from time to time between regularly scheduled Board meetings, except with respect to certain actions as provided in Nabors’ Bye-Laws or applicable law. The members of the Executive Committee are Eugene M. Isenberg (Chairman), Anthony G. Petrello and Martin J. Whitman. The Executive Committee did not meet during 2005.

CODE OF ETHICS

We have adopted a Code of Business Conduct that satisfies the SEC’s definition of a “Code of Ethics” and applies to all employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any amendments to the Code of Conduct and any waivers of the Code of Conduct that apply to our principal executive officer, principal financial officer, and principal accounting officer.

DIRECTOR COMPENSATION

Nabors compensates its directors through a combination of an annual retainer and stock incentive awards. During 2005 each director received an annual retainer of $50,000; the Chairman of each committee received an additional retainer of $10,000 (except the Chairman of the Audit Committee, who received $25,000), and the Lead Director received an annual retainer of $10,000 for service in this capacity. No additional amounts are paid for attendance at Board or committee meetings. Beginning in 2006 the Chairman of each committee will receive a retainer of $50,000 (except the Chairman of the Audit Committee, who will receive a $100,000 retainer).

Nabors also issues equity incentives to its nonemployee directors to align their interests with Nabors’ shareholders. Awards are made pursuant to equity incentive plans adopted from time to time for nonemployee directors. On June 6, 2005, each nonemployee director was awarded a restricted stock grant of 10,000 common shares (pre-split). On the date of the award, the fair market value of a share of common share of NIL was $56.87. The period of restriction commenced on February 24, 2005 and the award generally vests in three equal annual installments beginning on the first anniversary of grant. The Board agreed in 2006 to reduce the equity component of nonemployee director compensation to an annual award of 7,500 shares (pre-split).

SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 7, 2006, certain information with respect to the beneficial ownership of Nabors’ outstanding common shares by (a) each current director and nominee, (b) each executive officer named in the Summary Compensation Table appearing elsewhere herein (the “Named Executive Officers”), (c) all directors and executive officers as a group, and (d) any other person or entity known by Nabors to be the beneficial owner of more than 5% of Nabors’ common shares:

	Common Shares Beneficially Owned
Beneficial Owner(1)	Number of Shares	Percent of Total(2)

Directors
Eugene M. Isenberg(2)(3)	10,589,772	6.47%
Alexander M. Knaster(2)	127,500	*
James L. Payne(2)	94,050	*
Anthony G. Petrello(2)(3)	5,274,670	3.29%
Hans W. Schmidt(2)	198,416	*
Myron M. Sheinfeld(2)(4)	167,134	*
Martin J. Whitman(2)(5)	283,184	*
Other Executive Officers
Bruce P. Koch(2)	64,876	*
Daniel McLachlin(2)	5,916	*

All Directors/Executive Officers as a group (9 persons)(2)-(5)	16,805,518	9.92%

Other
AXA Financial Inc.(6)	22,828,932	14.72%

*	Less than 1%

(1)	The address of each of the directors and officers listed is in care of Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX, Bermuda.

(2)	As of April 7, 2006, Nabors had 155,039,187 shares outstanding and entitled to vote. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. We have included in the table common shares underlying fully vested stock options (without giving effect to accelerated vesting that might occur in certain circumstances). For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as common shares underlying fully vested stock options) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

The number of common shares underlying fully vested stock options included in the table are as follows: Mr. Isenberg — 8,715,504; Mr. Payne — 72,500; Mr. Petrello — 5,073,658; Mr. Schmidt — 178,166; Mr. Sheinfeld — 132,499; Mr. Whitman — 157,499; Mr. Koch — 61,250; Mr. McLachlin — 5,500, and all directors and Named Executive Officers as a group — 14,396,576.

(3)	The shares listed for Messrs. Isenberg and Petrello are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which each is a grantor, trustee or beneficiary. Not included in the table are 386 shares owned directly or held in trust by Mr. Isenberg’s spouse.

(4)	The shares listed for Mr. Sheinfeld include 292 shares owned directly by Mr. Sheinfeld’s spouse. Mr. Sheinfeld disclaims beneficial ownership of these shares.

(5)	The shares listed for Mr. Whitman include 96,519 common shares owned by M.J. Whitman & Co., Inc. Because Mr. Whitman is a majority stockholder in M.J. Whitman & Co., Inc., he may be deemed to have beneficial ownership of the Nabors shares owned by that company.

(6)	Based solely on the information contained in Schedule 13G of AXA Financial, Inc. and certain of its affiliates filed with the Securities and Exchange Commission on February 15, 2006, the shares listed include (i) 25,555,944 shares beneficially owned by Alliance Capital Management L.P., (ii) 175,440 shares beneficially owned by AXA Equitable Life Insurance Company, (iii) 158,770 shares beneficially owned by AXA Rosenberg Investment Management LLC. AXA Financial, Inc. has sole voting power with respect to 18,078,349 shares and sole dispositive power with respect to 25,886,724 shares. The address of AXA Financial, Inc.’s principal business office is 1290 Avenue of the Americas, New York, NY 10104.

Other Executive Officers

		Position with Nabors
Name	Age	and Prior Business Experience

Bruce P. Koch	46	Vice President and Chief Financial Officer since February 2003, Vice President-Finance from January 1996 to February 2003, and Corporate Controller of Nabors from March 1990 to 1995. He was employed with the accounting firm of Coopers & Lybrand from 1983 to 1990 in a number of capacities, including Audit Manager from 1987 until 1990.
Daniel McLachlin	68	Vice President — Administration and Secretary of Nabors since 1986. He was Manager, Administration of Nabors from 1984 to 1986. From 1979 to 1984 he was the Vice President, Human Resources of Nabors Drilling Limited, a subsidiary of Nabors.

MANAGEMENT COMPENSATION

Summary Compensation Table

The table below sets forth all reportable compensation awarded to, earned by or paid to the Named Executive Officers for services rendered in all capacities to Nabors and its subsidiaries and whose compensation for the year exceed $100,000 for each of the last three fiscal years.

								Long-Term Compensation
Annual Compensation								Awards
						Other		Restricted	Securities
						Annual		Stock	Underlying	All Other
Name and Principal		Salary		Bonus		Compensation		Award(s)	Options/	Compensation
Position	Year	($)		($)		($)		($)(1)	SARs	($)

Eugene M. Isenberg	2005	825,000	(2)	3,000,000	(3)	287,661	(4)	5,765,000	1,683,333	244,973	(5)
Chairman of the Board,	2004	825,000		2,200,000		208,267		0	950,000	170,432
Director and Chief	2003	325,000		1,400,000		231,569		0	950,000	248,419
Executive Officer
Anthony G. Petrello	2005	700,000	(6)	1,500,000	(7)	223,832	(8)	2,882,500	841,667	202,086	(9)
Director, Deputy	2004	700,000		1,100,000		100,437		0	475,000	214,125
Chairman, President	2003	275,000		700,000		85,566		0	475,000	80,684
and Chief Operating
Officer
Bruce P. Koch	2005	240,000		75,000		—		93,739	10,000	8,400	(10)
Vice President and Chief	2004	200,000		50,000		—		0	30,000	8,000
Financial Officer	2003	185,000		45,000		—		0	20,000	7,400
Daniel McLachlin	2005	110,000		45,000		54,159	(11)	18,736	1,000	3,578	(12)
Vice President —	2004	100,000		12,500		57,867		0	4,500	3,248
Administration and	2003	99,333		10,000		46,089		0	8,500	3,284
Secretary

(1)	Represents the grant date value of Nabors restricted stock awarded to the named executive officers on February 24, 2005 for performance during 2004, based on the closing price of Nabors common shares on said date of $57.65 per share. The total number of restricted shares held, and their aggregate value as of December 30, 2005, were as follows: Mr. Isenberg —

100,000 shares valued at $7,575,000, Mr. Petrello — 50,000 shares valued at $3,787,500, Mr. Koch — 1,626 shares valued at $123,170, and Mr. McLachlin — 325 shares valued at $24,619. Each of the Named Executive Officers also received the number of restricted shares indicated below, effective February 28, 2006 for performance during 2005. On February 28, 2006, the fair market value of a common share of Nabors was $65.95. The restricted stock awards vest in three equal annual installments beginning on the first anniversary of the date of the grant for Mr. Isenberg and Mr. Petrello and four equal annual installments beginning on the first anniversary of the date of the grant for Mr. Koch: Mr. Isenberg — 100,000, Mr. Petrello — 50,000, and Mr. Koch — 2,000.

(2)	Includes $50,000 paid as director’s fees.

(3)	Mr. Isenberg is entitled to receive an annual cash bonus as provided in his employment agreement. For each of fiscal years 2005, 2004, and 2003, Mr. Isenberg agreed to accept a cash bonus that was less than the cash bonus he was entitled to receive under his employment agreement. See below — “Employment Contracts.”

(4)	Includes various club dues ($55,285); auto allowance, including tax gross-up ($37,766); imputed life insurance ($14,642); tax preparation fees, including tax gross-up ($118,020); and personal use of corporate aircraft, including tax gross-up ($61,948).

(5)	Includes (a) Nabors’ matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,400; and (b) $236,573 that is the net benefit to Mr. Isenberg of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement (Nabors has suspended additional premium payments under these policies as a result of the adoption of the Sarbanes-Oxley Act of 2002).

(6)	Includes $50,000 paid as director’s fees.

(7)	Mr. Petrello is entitled to receive an annual cash bonus as provided in his employment agreement. For each of fiscal years 2005 and 2004, Mr. Petrello agreed to accept a cash bonus that was less than the cash bonus he was entitled to receive under his employment agreement. See below — “Employment Contracts.”

(8)	Includes club dues ($18,906); auto allowance, including tax gross-up ($37,822); imputed life insurance ($3,864); tax gross-up on move ($36,755); and personal use of corporate aircraft, including tax gross-up ($126,485).

(9)	Includes (a) Nabors’ matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,400; (b) $92,847.00 that is the net benefit to Mr. Petrello of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement (Nabors has suspended additional premium payments under these policies as a result of the adoption of the Sarbanes-Oxley Act of 2002); and (c) imputed interest of $100,839 on a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of March 31, 2006, and on which no interest has been paid or charged thereon.

(10)	Includes Nabors’ matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $8,400.

(11)	Includes club dues; imputed life insurance; foreign service premium; goods & services differential ($27,089); Company reimbursement of moving expenses in connection with a relocation to Bermuda; and a hardship allowance.

(12)	Includes Nabors’ matching contributions to a retirement savings plan and a nonqualified deferred compensation plan of $3,578.

Stock Option/SAR Grant Table

The following table provides information with respect to stock options granted during the fiscal year ended December 31, 2005 to the Named Executive Officers. Nabors did not grant any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2005.

	Individual Grants
	Number of	% of Total			Grant
	Securities	Options	Exercise		Date
	Underlying	Granted to	or Base		Present
	Options	Employees	Price	Expiration	Value
Name	Granted	in Fiscal Year	($/Sh)	Date	($)(4)

Eugene M. Isenberg	350,000(1)	9.55%	57.65	02/24/2015	5,636,610
Eugene M. Isenberg	1,333,333(2)	36.37%	71.61	12/05/2015	29,879,193
Anthony G. Petrello	175,000(1)	4.77%	57.65	02/24/2015	2,818,305
Anthony G. Petrello	666,667(2)	18.18%	71.61	12/05/2015	14,939,607
Bruce P. Koch	5,000(1)	.14%	57.65	02/24/2015	53,362
Bruce P. Koch	5,000(3)	.14%	62.10	07/08/2015	59,886
Daniel McLachlin	1,000(1)	.03%	57.65	02/24/2015	10,672

(1)	The options were granted on February 24, 2005 and were fully vested on June 1, 2005.

(2)	The options were granted on December 5, 2005 and were fully vested on December 30, 2005.

(3)	The options were granted on July 8, 2005 and were fully vested on December 31, 2005.

(4)	All options are granted at an exercise price equal to the closing price of Nabors’ common shares on the date of grant. Therefore, if there is no appreciation in the market value, no value will be realizable. In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Nabors’ use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of estimating the fair value of each option grant: (a) for options granted to Mr. Isenberg and Mr. Petrello on February 24, 2005 an expected term of 4 years, volatility of 27.5% and a risk-free rate of return of 3.801%; (b) for options granted to Mr. Koch and Mr. McLachlin on February 24, 2005 an expected term of 2 years, volatility of 27.5% and a risk-free rate of return of 3.498%; (c) for options granted on July 8, 2005 an expected term of 2 years, volatility of 28.5% and a risk-free rate of return of 3.77%; and (d) for options granted December 5, 2005 an expected term of 4 years, volatility of 30.75% and a risk-free rate of return of 4.49%. The figures given are not intended to forecast future price appreciation of the shares. The real value of the options in this table depends solely upon the actual performance of the Nabors’ shares during the applicable period.

Option Exercises During 2005 and Year-End Option Values

The following table provides information with respect to stock options exercised during 2005 and the value as of December 30, 2005 of unexercised in-the-money options held by the Named Executive Officers. The value realized on the exercise of options is calculated using the difference between the per share option exercise price and the market value of a share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per share option exercise price and the market value of $75.75 per share at December 30, 2005.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options	Options at
	on	Realized	at Fiscal Year-End	Fiscal Year-End ($)
Name	Exercise	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Eugene M. Isenberg	4,846,240	193,308,763	8,082,170/950,002	242,977,387/30,615,403
Anthony G. Petrello	1,869,923	81,616,986	4,756,991/475,001	159,036,806/15,307,701
Bruce P. Koch	82,850	3,059,025	37,500/43,750	1,137,300/1,414,025
Daniel McLachlin	0	0	2,125/6,625	51,670/235,585

Employment Contracts

Nabors’ Chairman and Chief Executive Officer, Eugene M. Isenberg, and its Deputy Chairman, President and Chief Operating Officer, Anthony G. Petrello, have employment agreements which were amended and restated effective October 1, 1996 and which currently are due to expire on September 30, 2010.

Mr. Isenberg’s employment agreement was originally negotiated with a creditors’ committee in 1987 in connection with the reorganization proceedings of Anglo Energy, Inc., which subsequently changed its name to Nabors. These contractual arrangements subsequently were approved by the various constituencies in those reorganization proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court.

Mr. Petrello’s employment agreement was first entered into effective October 1, 1991. Mr. Petrello’s employment agreement was agreed upon as part of arm’s length negotiations with the Board before he joined Nabors in October 1991, and was reviewed and approved by the Compensation Committee of the Board and the full Board of Directors at that time.

The employment agreements for Messrs. Isenberg and Petrello were amended in 1994 and 1996. These amendments were approved by the Compensation Committee of the Board and the full Board of Directors at that time.

The employment agreements provide for an initial term of five years with an evergreen provision which automatically extended the agreement for an additional one-year term on each anniversary date, unless Nabors provided notice to the contrary ten days prior to such anniversary. The Board of Directors in March 2006 exercised its election to fix the expiration date of the employment agreements for Messrs. Isenberg and Petrello, and accordingly these agreements will expire at the end of their current term at September 30, 2010.

In addition to a base salary, the employment agreements provide for annual cash bonuses in an amount equal to 6% and 2%, for Messrs. Isenberg and Petrello, respectively, of Nabors’ net cash flow (as defined in the respective employment agreements) in excess of 15% of the average shareholders’ equity for each fiscal year. (Mr. Isenberg’s cash bonus formula originally was set at 10% in excess of a 10% return on shareholders’ equity and he has voluntarily reduced it over time to its 6% in excess of 15% level.) Mr. Petrello’s bonus is subject to a minimum of $700,000 per year. In 15 of the last 16 years, Mr. Isenberg has agreed voluntarily to accept a lower annual cash bonus (i.e., a cash amount lower than the cash amount provided for under his employment agreement) in light of his overall compensation package. Mr. Petrello has agreed voluntarily to accept a lower annual cash bonus (i.e., a cash amount lower than the cash amount provided for under his employment agreement) in light of his overall compensation package in 13 of the last 15 years. For 2005 the annual cash bonuses for Messrs. Isenberg and Petrello pursuant to the formula described in their employment agreements were $41.2 million and $13.7 million, respectively; but in light of their overall compensation package

(including significant stock option grants and restricted stock awards), they agreed to accept cash bonuses in the amounts of $3 million and $1.5 million, respectively. There can be no assurance that Messrs. Isenberg and Petrello will agree in the future to accept annual cash bonuses in an amount less than the cash amounts provided) for in their agreements.

Mr. Isenberg voluntarily agreed to amend his employment agreement in March 2006 (the “2006 Amendment”). Under the 2006 Amendment, Mr. Isenberg agreed to reduce the annual cash bonus to an amount equal to 3% of Nabors’ net cash flow (as defined in his employment agreement) in excess of 15% of the average shareholders’ equity for 2006. For 2007 through the expiration date of the employment agreement, the annual cash bonus will return to 6% of Nabors’ net cash flow (as defined in his employment agreement) in excess of 15% of the average shareholders’ equity for each fiscal year.

Messrs. Isenberg and Petrello also are eligible for awards under Nabors’ equity plans and may participate in annual long-term incentive programs and pension and welfare plans, on the same basis as other executives; and may receive special bonuses from time to time as determined by the Board.

In the event that either Mr. Isenberg’s or Mr. Petrello’s employment agreement is terminated (i) upon death or disability (as defined in the respective employment agreements), (ii) by Nabors prior to the expiration date of the employment agreement for any reason other than for Cause (as defined in the respective employment agreements) or (iii) by either individual for Constructive Termination Without Cause (as defined in the respective employment agreements), each would be entitled to receive within 30 days of the triggering event (a) all base salary which would have been payable through the expiration date of the contract or three times his then current base salary, whichever is greater; plus (b) the greater of (i) all annual cash bonuses which would have been payable through the expiration date; (ii) three times the highest bonus (including the imputed value of grants of stock awards and stock options), paid during the last three fiscal years prior to termination; or (iii) three times the highest annual cash bonus payable for each of the three previous fiscal years, regardless of whether the amount was paid. In computing any amount due under (b)(i) and (iii) above, the calculation is made without regard to the 2006 Amendment reducing Mr. Isenberg’s bonus percentage as described above. If, by way of example, these provisions had applied at March 13, 2006, Mr. Isenberg would have been entitled to a payment of approximately $204 million, subject to a “true up” equal to the amount of cash bonus he would have earned under the formula during the remaining term of the agreement, based upon actual results, but would not be less than approximately $204 million. Similarly, with respect to Mr. Petrello, had these provisions applied at March 13, 2006, Mr. Petrello would have been entitled to a payment of approximately $104 million, subject to a “true up” equal to the amount of cash bonus he would have earned under the formula during the remaining term of the agreement, based upon actual results, but would not be less than approximately $104 million. These payment amounts are based on historical data and are not intended to be estimates of future payments required under the agreements. Depending upon future operating results, the true-up could result in the payment of amounts which are significantly higher. In addition, the affected individual is entitled to receive (a) any unvested restricted stock outstanding, which shall immediately and fully vest; (b) any unvested outstanding stock options, which shall immediately and fully vest; (c) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites), which shall be continued through the later of the expiration date or three years after the termination date; (d) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (e) any other or additional benefits in accordance with applicable plans and programs of Nabors. For Mr. Isenberg, as of March 13, 2006, the value of unvested restricted stock was approximately $10.9 million and the value of in-the-money unvested stock options was approximately $6.2 million. For Mr. Petrello, as of March 13, 2006, the value of unvested restricted stock was approximately $5.5 million and the value of in-the-money unvested stock options was approximately $3.1 million. Estimates of the cash value of Nabors’ obligations to Messrs. Isenberg and Petrello under (c), (d) and (e) above are included in the payment amounts above.

In the event that Messrs. Isenberg’s or Petrello’s termination of employment is related to a Change in Control (as defined in their respective employment agreements), they would be entitled to receive a cash amount equal to the greater of (a) one dollar less than the amount that would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, or (b) the cash amount that would be due in the event of a termination without cause, as described above. If, by way of example, there was a change of control event that applied on March 13, 2006, then the payments to Messrs. Isenberg and Petrello would be approximately $204 million and $104 million, respectively. These payment amounts are based on historical data and are not intended to be estimates of future payments required under the agreements. Depending upon future operating results, the true-up could result in the payment of amounts which are significantly higher. In addition, they would receive (a) any unvested restricted stock outstanding, which shall immediately and fully vest; (b) any unvested outstanding stock options, which shall immediately and fully vest; (c) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites), which shall be continued through the later of the expiration date or three years after the termination date; (d) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (e) any other or additional benefits in accordance with applicable plans and programs of Nabors. For Mr. Isenberg, as of March 13, 2006, the value of unvested restricted stock was approximately $10.9 million and the value of in-the-money unvested stock options was approximately $6.2 million. For Mr. Petrello, as of March 13, 2006, the value of unvested restricted stock was approximately $5.5 million and the value of in-the-money unvested stock options was approximately $3.1 million. The cash value of Nabors’ obligations to Messrs. Isenberg and Petrello under (c), (d) and (e) above are included in the payment amounts above. Also, they would receive additional stock options immediately exercisable for 5 years to acquire a number of shares of common stock equal to the highest number of options granted during any fiscal year in the previous three fiscal years, at an option exercise price equal to the average closing price during the 20 trading days prior to the event which resulted in the change of control. If, by way of example, there was a change of control event that applied at March 13, 2006, Mr. Isenberg would have received 1,683,333 options valued at approximately $41 million and Mr. Petrello would have received 841,666 options valued at approximately $20 million, in each case based upon a Black Scholes analysis. Finally, in the event that an excise tax were applicable, they would receive a gross-up payment to make them whole with respect to any excise taxes imposed by Section 4999 of the Internal Revenue Code. With respect to the preceding sentence, by way of example, if there was a change of control event that applied on March 13, 2006, and assuming that the excise tax were applicable to the transaction, then the additional payments to Messrs. Isenberg and Petrello for the gross-up would be up to approximately $92 million and $49 million, respectively.

In addition to salary and bonus, each of Mr. Isenberg and Mr. Petrello receive group life insurance at an amount at least equal to three times their respective base salaries; various split-dollar life insurance policies, reimbursement of expenses, various perquisites and a personal umbrella policy in the amount of $5 million. Premiums payable under the split dollar life insurance policies have been suspended as a result of the adoption of the Sarbanes-Oxley Act of 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving Nabors and any director or Named Executive Officer.

Mr. Petrello has a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of December 31, 2005. The repayment of the loan was automatically extended for an additional year on each anniversary of his employment agreement. In September 2002 Mr. Petrello signed a waiver discontinuing the automatic extensions of the loan repayment. The loan is scheduled to be paid on or before September 30, 2006 and shall not be further extended.

Mr. Payne is chairman and chief executive officer of, and owns greater than a ten percent (10%) interest in, Shona Energy Company, LLC (“Shona”). A subsidiary of Shona and a subsidiary of the Company are parties to a series of agreements pursuant to which they, along with a Peruvian company, obtained a license to explore for hydrocarbons in Peru. The only payments made between the Company and Shona are certain reimbursements by the Company to Shona representing Nabors Subsidiary’s proportionate share of expenditures advanced by Shona in connection with the parties’ joint participation in the license contract. During 2005 the total amount reimbursed to Shona was approximately $20,300. The Company also has guaranteed Shona’s initial minimum work obligations under the license agreement. Shona, in turn, has undertaken to reimburse the Company any amounts paid on Shona’s behalf pursuant to the guarantee. The Board of Directors has determined that this transaction does not compromise Mr. Payne’s independence as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2005 was comprised of James C. Flores (Chairman), Myron M. Sheinfeld, Hans Schmidt, Martin J. Whitman (beginning May 6, 2005), and Alexander M. Knaster (beginning May 6, 2005), all independent directors. As of the date of this proxy statement, the members of the Compensation Committee are Martin J. Whitman (Chairman), James L. Payne, Alexander M. Knaster, Hans W. Schmidt, and Myron M. Sheinfeld, all independent directors. None of these directors has ever served as an officer or employee of Nabors or any of its subsidiaries, nor has any participated in any transaction during the last fiscal year required to be disclosed pursuant to the federal proxy rules. No executive officer of Nabors serves on any compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation and Role of the Compensation Committee

The Compensation Committee (the “Committee”) of the Company is composed entirely of independent directors within the meaning of the NYSE listing rules and the standards for director independence adopted by the Board of Directors. The Committee is responsible for overseeing the administration of our compensation programs and setting the compensation of our key executives. The Committee operates pursuant to a written charter adopted by the Board of Directors, which is available in the Investor Relations section of our website at www.nabors.com. We discuss below our policies for compensating our executives and aligning the interests of management with the long-term interests of shareholders.

Compensation Policies

The Committee’s goal is to incentivize and reward superior executive performance that will create long-term investor value and to attract and retain executives who deliver that level of performance. The Committee supports a practice of paying base salaries that approximate the median of the competitive market, and bonuses and long-term incentives which deliver above average compensation if financial results and/or shareholder returns exceed the results obtained by peer companies. On an annual basis, the Committee will review a tally sheet setting forth the base salary, annual bonus, long-term incentives awarded, perquisites and other benefits for the Chief Executive Officer and each Named Executive Officer as compared to a peer group of companies.

To assist the Committee with its responsibilities, it is regularly provided with briefing materials and is authorized to retain, and has retained from time to time, nationally recognized independent compensation consultants who report directly to the Committee to provide expertise regarding competitive compensation practices, peer analysis and advice to the Committee. The Committee reports to the Board of Directors on its actions and recommendations following every meeting and regularly meets in executive session without members of management present.

The Committee is mindful that the oil field services industry, particularly the contract drilling segment, historically has been volatile but currently is in a period of rapid expansion. The ability of the Company to compete in this market place depends in part on its ability to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance Nabors’ position, notwithstanding the industry’s characteristics. The Committee reviews and approves all of the policies under which compensation is paid to our senior executive officers and oversees and evaluates the effectiveness of the executive compensation programs in hiring, motivating and retaining key employees.

Nabors’ executive compensation program includes base salary and incentive bonuses as follows:

Base salary.  The Committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry.

Incentive bonus program.  Financial performance goals for the Chief Executive Officer and President are set forth in the contractual bonus formula described above under “MANAGEMENT COMPENSATION — Employment Contracts”.

The Committee administers annual review programs to determine overall rewards to senior executive officers and key employees based upon Nabors’ performance in relation to performance goals. The performance goals include both financial and nonfinancial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infrastructure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The nonfinancial criteria include: obtainment of safety goals, maintaining Nabors’ share in its principal geographic markets, enhancing Nabors’ technical capabilities and developing operations in identified strategic markets. Based on these reviews, the Committee recommends annual incentive rewards. Annual incentive awards include cash, options or restricted shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the Committee reserves the right to modify the vesting schedule in its discretion. Annual incentive bonus awards are not guaranteed except for those provided under contractual arrangements. The Committee believes that equity awards are critical in motivating and rewarding the creation of long-term shareholder value and the Committee has established a policy of including equity awards in the employee’s overall compensation package from time to time based on the continuing progress of Nabors and on individual performance.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount of compensation that may be deducted by Nabors in any year with respect to certain of Nabors’ highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1 million limit, nor is compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m) in 1993. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the share options granted to Mr. Isenberg and Mr. Petrello pursuant to the new and amended employment contracts entered into in 1996 may not be exempt from Section 162(m). Consequently, Nabors may not be able to deduct that portion of such compensation that exceeds $1 million (see “MANAGEMENT COMPENSATION-Option/Exercises During 2004 and Year-End Options Values” and “— Employment Contracts”). While Nabors intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers.

Chief Executive Officer and President

Nabors’ arrangements with its Chief Executive Officer and President have been designed from the outset to align their compensation with enhancing shareholder value. Mr. Isenberg’s compensation was originally negotiated with a creditors committee in 1987 in connection with the reorganization proceedings of Anglo Energy, Inc., which subsequently changed its name to Nabors. These contractual arrangements were subsequently approved by the various constituencies in those reorganization proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Petrello’s employment agreement was first entered into effective October 1, 1991, was agreed upon as part of arm’s length negotiations with the Board before he joined Nabors in October 1991, and was reviewed and approved by the Committee and the full Board of Directors at that time.

The employment agreements for Messrs. Isenberg and Petrello were amended in 1994 and 1996. These amendments were approved by the Committee and the full Board of Directors at that time. These agreements may limit the Committee’s flexibility in designing compensation programs for these executives.

Mr. Isenberg’s base salary remained constant from 1987 through the end of 2003 and Mr. Petrello’s base salary remained constant since his employment began in 1991 through the end of 2003. The major portion of Mr. Isenberg’s and Mr. Petrello’s cash compensation is performance-based bonus compensation. In addition to a base salary, their employment agreements provide for annual cash bonuses in an amount equal to 6% and 2%, respectively, of Nabors’ net cash flow (as defined in the respective employment agreements) in excess of 15% of the average shareholders’ equity for each fiscal year. (Mr. Isenberg’s cash bonus formula originally was set at 10% in excess of a 10% return on shareholders’ equity and he has voluntarily reduced it over time to its 6% in excess of 15% level.) Mr. Petrello’s bonus is subject to a minimum of $700,000 per year. In 15 of the last 16 years, Mr. Isenberg has agreed voluntarily to accept a lower annual cash bonus (i.e., an amount lower than the amount provided for under his employment agreement) in light of his overall compensation package. Mr. Petrello has agreed voluntarily to accept a lower annual cash bonus (i.e., an amount lower than the amount provided for under his employment agreement) in light of his overall compensation package in 13 of the last 15 years. For 2005 the annual cash bonuses for Messrs. Isenberg and Petrello pursuant to the formula described in their employment agreements were $41.2 million and $13.7 million, respectively; but in light of their overall compensation package (including significant stock option grants and restricted stock awards), they agreed to accept cash bonuses in the amounts of $3 million and $1.5 million, respectively. There can be no assurance that Messrs. Isenberg and Petrello will agree in the future to accept annual cash bonuses in an amount less than the cash amounts provided for in their agreements.

Mr. Isenberg voluntarily agreed to amend his employment agreement in March 2006. Under the 2006 Amendment, Mr. Isenberg agreed to reduce the annual cash bonus to an amount equal to 3% of Nabors’ net cash flow (as defined in his employment agreement) in excess of 15% of the average shareholders’ equity for 2006. For 2007 through the expiration date of the employment agreement, the annual cash bonus will return to 6% of Nabors’ net cash flow (as defined in his employment agreement) in excess of 15% of the average shareholders’ equity for each fiscal year.

On December 5, 2005, taking into account the reduction in annual cash bonus provided for in the employment agreements, the Committee granted to Messrs. Isenberg and Petrello 1,333,333 and 666,667 stock options, respectively, with a per share exercise price of $71.61, the closing price of an underlying share on the date of grant (vesting on December 30, 2005). On February 28, 2006, taking into account the reduction in annual cash bonus provided for in the employment agreements, the Committee also granted to Messrs. Isenberg and Petrello 100,000 and 50,000 restricted shares, respectively (vesting pro rata over a three year period).

In reviewing Mr. Isenberg’s and Mr. Petrello’s compensation, the Committee noted that Nabors’ financial results in 2005 were the best in the Company’s history, with significant financial and operational achievements in virtually every operating and business category. The Company generated significant free cash flows after an aggressive capital expenditure program. The Committee also took notice of the strategies employed by senior management to help ensure the continued financial success of the Company over the ensuing years — including organic growth in developing and deploying new, state of the art rigs at attractive costs, obtaining long-term contracts with key customers, and negotiating favorable arrangements with key vendors to ensure availability of equipment needed to support the Company’s growth. These strategies have resulted in capturing approximately one-third of the new rig contract opportunities worldwide, among over 200 competitors, mostly with term contracts from creditworthy customers that assure high returns and short term payouts.

The senior executive management team in place for many years has demonstrated its versatility and leadership in forging a stable and effective organization. The Compensation Committee also noted The Wall Street Journal’s special supplement published on February 27, 2006 which again listed Nabors among the top U.S. companies in long-term shareholder returns, with a one-year return of 47% and a ten-year return of 21%, meriting placement in the top 20% of its list of 1,000 largest companies.

The Compensation Committee believes that the consistent high ranking of Nabors in such studies throughout the industry’s cyclical ups and downs validates its assertion that the current management team has delivered consistently superior returns to its shareholders over the long term. In fact, according to Bloomberg, Nabors’ ten-year average is 21.28% which is nearly triple that of the S&P 500 (the ten-year average return for companies in the S&P 500 Index is 7.29% for the ten-year period ending December 31, 2005) and is well in excess of a significant majority of its peers in both the energy industry and general U.S. business. The Compensation Committee also believes that retention and financial motivation of the current management team is vital to sustaining this level of performance.

The Committee is mindful that the competitive, financial accounting, and regulatory landscape of executive compensation continues to evolve. The Committee accordingly has made adjustments in the forms of equity-based compensation and, at the Committee’s recommendation, the Board of Directors in March 2006 exercised its election to fix the expiration date of the employment agreements for Messrs. Isenberg and Petrello. Accordingly these agreements will expire at the end of their current term at September 30, 2010, which will permit the Committee to exercise greater flexibility in determining the incentive arrangements for the Company’s senior executives.

Financial Highlights — Nabors Industries Ltd. and Subsidiaries
(In millions, except per share amounts)

				2005 Versus 2004		2005 Versus 2000
	Fiscal Year(1)			Increase/(Decrease)		Increase/(Decrease)
Financial Data	2005	2004	2000	$	%	$	%

Revenues and earnings from unconsolidated affiliates	$3,465.6	$2,398.1	$1,414.9	$1,067.5	45	$2,050.7	145
Net income	648.7	302.5	137.4	346.2	114	511.3	372
Net income per diluted Share	4.00	1.92	.90	2.08	108	3.10	344
Stockholders’ equity	3,758.1	2,929.4	1,806.5	828.7	28	1,951.6	108
Year end market value of shares outstanding	$11,945.5	$7,686.4	$8,669.3	$4,259.1	55	$3,276.2	38

(1)	The fiscal years ended 2005, 2004 and 2000 are for the period January 1 through December 31.

THE COMPENSATION COMMITTEE (as of
  April 30, 2006)
Martin J. Whitman, Chairman
Alexander M. Knaster
James L. Payne
Hans Schmidt
Myron M. Sheinfeld

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors and operates pursuant to a written Charter that is available on our website at www.nabors.com. In 2005 the Committee met four times. The primary purposes of the Audit Committee are to assist the Board in monitoring (a) the quality and integrity of the financial statements of Nabors; (b) the independent auditors’ qualifications and independence; (c) the performance of Nabors’ independent auditors; and (d) compliance by Nabors with legal and regulatory requirements. The Board has determined that the Audit Committee’s current composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that each member of the Audit Committee be “independent” as that term is defined under the listing standards of the NYSE and specified in Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that Mr. Whitman is an “audit committee financial expert” as defined under the current rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Nabors’ financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as updated by Statement on Auditing Standards No. 89, Audit Adjustments, and Statement on Auditing Standards No. 90, Audit Committee Communications. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and has discussed with the independent auditors their independence. The Audit Committee has also considered whether the provision of certain non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has enhanced its pre-approval policies and procedures for services provided by our independent auditors. The Committee also reviews reports received from the internal auditors and corrective actions taken by management where warranted.

During fiscal 2005 the Audit Committee performed all of its duties and responsibilities under the then-applicable Audit Committee Charter. In addition, based on the review and discussions described in this Report of the Audit Committee, the Audit Committee recommended to the Board of Directors and the Board approved that the audited financial statements of Nabors for fiscal 2005 be included in its Annual Report on Form 10-K for such fiscal year.

THE AUDIT COMMITTEE (as of April 30, 2006)
Myron M. Sheinfeld, Chairman
Martin J. Whitman
Hans W. Schmidt

Preapproval of independent auditor services.  The Audit Committee preapproves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent auditors. The Chairman of the Audit Committee may preapprove additional permissible proposed non-audit services that arise between Committee meetings, provided that the decision to pre-approve the service is presented for ratification at the next regularly scheduled Committee meeting.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers. The Audit Committee pre-approved fiscal 2005 services and approved fiscal 2004 services.

	2005	2004

Audit Fees	$4,111,481	$4,787,460
Audit-Related Fees	24,166	314,799
Tax Fees	661,241	1,133,206
All Other Fees	—	—

Total	$4,796,888	$6,235,465

The Audit fees for the years ended December 31, 2005 and 2004, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company, the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCooper’s own audit of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules statutory audits, consents, and accounting consultation attendant to the audit.

The Audit-Related fees as of the years ended December 31, 2005 include consultations concerning financial accounting and reporting standards. Audit related fees for the year 2004 include audits of employee benefit plans, work performed in anticipation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, limited to data entry of the Company’s policies and procedures into the project management database of Section 404 compliance.

Tax fees as of the years ended December 31, 2005 and 2004, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice.

There were no other professional services rendered during 2005 or 2004.

*	The aggregate fees included in Audit Fees are fees billed for the fiscal years for the audit of the registrant’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

ITEM 2
APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE AUDITORS REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditors of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. At the annual general meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditors and to authorize the Audit Committee of the Board of Directors to set the independent auditors’ remuneration. PricewaterhouseCoopers LLP, or a predecessor, has been our independent auditors since May 1987.

A representative from PricewaterhouseCoopers LLP is expected to be present at the annual general meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION.

ITEM 3
APPROVAL OF AN AMENDMENT TO THE 2003 EMPLOYEE STOCK PLAN

We are asking our shareholders to approve an amendment to the 2003 Employee Stock Plan (the “Plan”) so that we may continue to attract and retain talented employees necessary for the company’s continued growth and success. We want to increase the number of shares of our common stock that could be issued under the 2003 Plan by 7 million shares.

The amendment to the Plan requires the vote of a majority of the voting power of the shares that are present by person or by proxy and entitled to vote at the annual general meeting. Our Named Executive Officers and directors have an interest in this proposal because they, along with other eligible employees, may participate in the 2003 Plan.

Description of the 2003 Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

The Plan currently has reserved for issuance a maximum of 7,000,000 common shares, after giving effect to the Company’s recent stock split. If an award granted under the Plan expires or is terminated, the common shares underlying the award will again be available under the Plan. In addition, to the extent common shares are used to exercise any award (as described below) or to satisfy tax withholding obligations under the Plan, an equal number of shares will remain available for issuance under the Plan.

No individual may be granted awards under the Plan in any calendar year covering more than 3,000,000 shares.

In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the Plan provides for appropriate adjustments in the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to awards.

Types of Awards

The Plan permits a variety of types of awards to be granted under the Plan:

•	stock options, including incentive stock options and non-qualified stock options,

•	restricted stock,

•	restricted stock units,

•	stock appreciation rights, and

•	stock bonuses.

These awards are all described in more detail below.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee may, subject to the provisions of the Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the number of shares to be made subject to awards and the exercise price. The Committee may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the Plan and prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may delegate to any of our employees (or a committee of employees) the authority to make grants of awards to our employees who are not our executive officers or directors. The terms and conditions of each award granted under the Plan are set forth in a written award agreement relating to the award.

In the event that the Committee grants an award that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the Committee in its discretion may condition payment under the award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the Plan and/or a business unit of the Company or its subsidiaries or affiliates: (i) income before federal taxes and net interest expense; (ii) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (iii) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (iv) earnings growth, revenues, expenses, share price, market share, return on assets, return or capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (v) adjusted cash flow or adjusted income derived from operating activities; and/or (vi) a percentage of cash flow in excess of a percentage of shareholders’ average book equity. Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Committee not later than the date on which 25% of the period of service to which the award relates has elapsed (or if earlier, 90 days after the beginning of the period).

Eligibility

Awards may be granted under the Plan to employees of the Company or its subsidiaries or affiliates, as selected by the Committee in its sole discretion. Member of the Board of Directors also receive the equity component of their compensation pursuant to the Plan.

Terms and Conditions of Options

Stock options granted under the Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the Plan is determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value of the common shares (determined generally as the closing price per common share of the Company on the date of grant). Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	in cash or cash equivalents,

•	the surrender of previously acquired common shares that have been held by the participant for at least six months prior to the date of surrender, or

•	to the extent permitted by applicable law, through a “broker cashless exercise” procedure acceptable to the Committee.

     Restricted Stock

The Plan provides for awards of common shares that are subject to restrictions on transferability and other restrictions determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares). The restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock unit is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

     Restricted Stock Units

The Plan permits awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the Committee. As with awards of restricted stock, the restricted period shall not be less than three years, but the restricted period can be shortened to one or more years if vesting of the restricted stock is conditioned upon the attainment of the performance goals identified above or other corporate or individual performance goals established by the Committee at the time of grant.

     Stock Appreciation Rights (“SARs”)

The Plan permits the Committee, in its discretion, to award stock appreciation rights, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be the fair market value of a common share (as described above). The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

     Stock Bonuses

The Plan permits the Committee, in its discretion, to award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee.

     Change in Control

The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding award that is not yet fully vested and exercisable will lapse in part or in full.

     Termination of Employment

Unless otherwise determined by the Committee in an award agreement, the termination of a participant’s employment or service will immediately cancel any awards granted to the participant under the Plan, whether or not it is then exercisable. However, in no case may an option be exercised after it expires.

     Amendment and Termination

The Board of Directors may modify or terminate the Plan or any portion of the Plan at any time, except that an amendment that requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment shall be subject to approval of our shareholders if it materially increases the benefits accruing to participants under the Plan, materially increases the number of shares that may be issued under the Plan, or materially modifies the requirements for participation in the Plan. Any amendment to the Plan or an award agreement that accelerates the date on which an award is exercisable or payable or that reduces the exercise price of any outstanding option will also be subject to the approval of our shareholders. No awards may be granted under the Plan after the day prior to the tenth anniversary of the date of its approval by the Company’s shareholders, but awards granted prior to that time can continue after such time in accordance with their terms.

Certain Federal Income Tax Consequences of Options

The following is a discussion of certain federal income tax effects currently applicable to stock options granted under the Plan. The discussion is a summary only, and the applicable law is subject to change. Reference is made to the Code for a complete statement of all relevant federal tax provisions.

     Nonqualified Stock Options (“NSOs”)

An optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of such NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

     Incentive Stock Options (“ISOs”)

An optionee will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the common shares on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If shares acquired pursuant to the timely exercise of an ISO are later disposed of, and if the shares are a capital asset of the optionee, the optionee generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the optionee) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the optionee.

If, however, shares acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such shares are transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the shares are a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time such shares were held by the optionee) to the extent of any excess of the amount realized on such disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, the Company may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE NABORS INDUSTRIES LTD. 2003 EMPLOYEE STOCK PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Nabors directors and executive officers, and persons who own more than 10% of a registered class of Nabors’ equity securities, to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Nabors. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish Nabors with copies of all Section 16(a) forms which they file.

To our knowledge, based solely on our review of the copies of Forms 3 and 4 and amendments thereto furnished to us during 2005 and Form 5 and amendments thereto furnished to us with respect to the year 2005, and written representations that no other reports were required, all Section 16(a) filings required to be made by Nabors’ officers, directors and greater than 10% beneficial owners with respect to the fiscal year 2005 were timely filed, except that Mr. Martin Whitman filed one Form 4 late with respect to a single sale transaction that occurred in May 2005.

SHAREHOLDER MATTERS

Bermuda has exchange controls which apply to residents in respect of the Bermudian dollar. As an exempt company, Nabors is considered to be nonresident for such controls; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, there is no Bermuda income or withholding tax on dividends, if any, paid by Nabors to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of Nabors common shares (other than by shareholders resident in Bermuda).

STOCK PERFORMANCE GRAPH

The following graph illustrates comparisons of five-year cumulative total returns among Nabors Industries Ltd., the S&P 500 Index and the Dow Jones Oil Equipment and Services Index. Total return assumes $100 invested on December 31, 2000 in shares of Nabors Industries Ltd., the S&P 500 Index, and the Dow Jones Oil Equipment and Services Index. It also assumes reinvestment of dividends and is calculated at the end of each calendar year, December 31, 2001 to December 31, 2005.

	2001	2002	2003	2004	2005
Nabors Industries Ltd.	58	60	70	87	128
S&P 500 Index	88	69	88	98	103
Dow Jones Oil Equipment and Services Index	69	63	73	98	149

SHAREHOLDER PROPOSALS

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 annual general meeting of shareholders must submit their proposals and their proposals must be received at our principal executive offices no later than January 5, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Bye-Laws, in order to be properly brought before the 2007 annual general meeting, a shareholder notice of the matter the shareholder wishes to present must be delivered to the Secretary of Nabors at Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX, Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s annual general meeting (provided, however, that if the 2007 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-Laws (and not pursuant to the SEC’s Rule 14a-8) generally must be received no earlier than March 9, 2007 and no later than April 7, 2007.

OTHER MATTERS

The Board knows of no other business to come before the annual general meeting. However, if any other matters are properly brought before the annual general meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

Costs of Solicitation.  We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004 to solicit proxies on behalf of the Board of Directors at an estimated cost of $15,000 plus reasonable out-of-pocket expenses. Proxies may be solicited on behalf of the Board of Directors by mail, in person and by telephone. Proxy materials will also be provided for distribution through brokers, custodians, and other nominees and fiduciaries. We will reimburse such parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

Financial Statements.  The financial statements for the Company’s 2005 fiscal year will be presented at the annual general meeting.

Shareholder Communications with Directors.  Shareholders may contact any of the Company’s directors, a committee of the Board of Directors, the Board’s independent directors as a group or the Board generally, by writing to them at Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX, Bermuda. Shareholder communications received in this manner will be handled in accordance with procedures approved by the Board’s independent directors. The Board’s Policy Regarding Shareholder Communications with the Board of Directors is available at www.nabors.com. In addition, the Company encourages directors to attend the annual general meeting of shareholders. Four directors attended the 2005 annual general meeting of shareholders.

NABORS INDUSTRIES LTD.

Daniel McLachlin
Secretary

Dated: May 5, 2006

EXHIBIT SCHEDULE

Exhibit	Document

Exhibit A	2003 Employee Stock Plan (as amended)

EXHIBIT A

NABORS INDUSTRIES LTD.
2003 EMPLOYEE STOCK PLAN

Section 1.	Purpose of Plan.

The name of this plan is the Nabors Industries Ltd. 2003 Employee Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers and employees of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses. The Plan is intended to permit awards that satisfy the requirements of section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

Section 2.	Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b) “Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(c) “Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Stock Bonus under the Plan.

(d) “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) “outside directors” as defined in section 162(m) of the Code.

(i) “Common Shares” means the common shares, par value $0.001 per share, of the Company.

(j) “Company” means Nabors Industries Ltd., a Bermuda exempt company (or any successor corporation).

(k) “Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(l) “Eligible Recipient” means an employee or officer of the Company or of any Subsidiary or Affiliate, and in the case of awards of Restricted Stock, shall include nonemployee directors of the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(o) “Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(p) “Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(q) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(r) “Incentive Stock Option” shall mean an Option that is an ““incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(s) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(u) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(v) “Performance Goal” shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a Subsidiary: (i) income before federal taxes and net interest expense; (ii) achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, and employee turnover; (iii) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; (iv) earnings growth, revenues, expenses, share price, market share, return on assets, return on capital, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; (v) adjusted cash flows or adjusted income derived from operating activities; and/or (vi) a percentage of cash flow in excess of a percentage of shareholders’ average book equity.

(w) “Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(x) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(y) “Shares” means Common Shares and the common equity of any successor security.

(z) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(aa) “Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(cc) “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Section 3.  Administration.

(a) The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus are to be granted hereunder to Participants;

(iii) to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

(iv) to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c) The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Award relates if the period equals or exceeds one year (or if the period is shorter, 25% of such period of service), and once granted, the Administrator shall not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance based compensation within the meaning of section 162(m) of the Code, the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations as defined in APB Opinion No. 30 or FAS No. 144, and (6) such other items as may be prescribed by section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

(d) Subject to section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees of the Company or any Subsidiary.

(e) If at any time (whether before or after termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4.  Shares Reserved for Issuance Under the Plan.

(a) There shall be reserved and available for issuance under the Plan 3,500,000 Common Shares. The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

(b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock

Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus are forfeited, (iii) payment for an Option upon exercise is made with Shares owned by the Optionee for at least six months on the date of surrender or (iv) Shares are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

(c) The aggregate number of Shares with respect to which Awards (including Awards payable in cash but denominated in Common Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 1,500,000.

Section 5.  Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of common shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced, in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6.  Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7.  Options.

(a) General.   Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price.   The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c) Option Term.   The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Exercisability.   Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e) Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed broker-assisted exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrender to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing.

(f) Rights as Shareholder.   An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 15 hereof.

(g) Nontransferability of Options.   The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration, or (ii) by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant.

(h) Termination of Employment or Service.   Except as otherwise provided in an Award Agreement, if a Participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason, all outstanding Options granted to such Participant shall expire on the date of such termination (whether or not then vested or exercisable). Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i) Limitation on Incentive Stock Options.   To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock

Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8.  Restricted Stock.

(a) General.   Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b) Purchase Price.   The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c) Awards and Certificates.   The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a share certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the share certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d) Nontransferability.   Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of preestablished Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. The Restricted Period shall be not less than three years, provided that the Restricted Period may be shorter (but not less than one year) if vesting of the Restricted Stock is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals. However, in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 15 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e) Rights as a Shareholder.   Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f) Termination of Employment.   The rights of Participants granted an Award of Restricted Stock upon termination of employment with the Company or any Subsidiary or Affiliate for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Award.

Section 9.  Restricted Stock Units

(a) Vesting.   At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of preestablished Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

(b) Benefit Upon Vesting.  Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests. Notwithstanding the foregoing provisions of this Section 9, if a Restricted Stock Unit is to be settled in Common Shares, the Restricted Stock Unit shall vest not earlier than three years from the date of grant, provided that the Restricted Stock Unit may vest earlier (but not less than one year from the date of grant) if vesting of the Restricted Stock Unit is conditioned upon the attainment of preestablished Performance Goals or other corporate or individual performance goals.

(c) Termination of Employment.  The rights of Participants granted a Restricted Stock Unit upon termination of employment with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10.	Stock Bonus Awards

In the event that the Administrator grants a Stock Bonus, a certificate for the Common Shares constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.

Section 11.	Stock Appreciation Rights.

(a) Grant of SARs.   Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of preestablished Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b) Grant Price.  The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e) SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f) Term of SARs.  The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g) Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 12.	Effect of Change in Control.

The Administrator in its discretion may provide that, upon the occurrence of a change in control (as such term may be defined in an Award Agreement) or upon termination of employment under specified circumstances during a specified period following such a change in control, all as specified in the applicable Award Agreement, all outstanding Shares of Restricted Stock, and Restricted Stock Units granted to a Participant which have not theretofore vested shall immediately vest and all restrictions on such Shares and Units shall immediately lapse, and each Option and Stock Appreciation Right granted to a Participant and outstanding at such time shall become fully and immediately exercisable.

Section 13.	Amendment and Termination.

(a) The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if it (A) materially increases the benefits accruing to Participants under the Plan, (B) materially increases the number of Shares that may be issued under the Plan, or (C) materially modifies the requirements for participation in the Plan. Unless the Board determines otherwise, the Board shall obtain approval of shareholders of the Company for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, section 422 of the Code, stock exchange rules or other applicable law.

(b) The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but (i) unless approved by the shareholders of the Company, no such amendment shall (A) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable or (B) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any Restricted Stock, Restricted Stock Units, or Stock Bonus, and (ii) subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

(c) Notwithstanding the foregoing provisions of this Section 13, any decrease in the Exercise Price of any outstanding Option (whether effected by amendment to the Plan or an Award Agreement) shall be subject to the approval of the shareholders of the Company.

Section 14.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

(b) If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 16.	General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d) No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e) If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f) The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(g) Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

Section 17.	Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the Company’s shareholders.

Section 18.	Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

PROXY
NABORS INDUSTRIES LTD.
This Proxy is Solicited on Behalf of the Board of Directors
The person signing on the reverse by this proxy appoints Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all common shares of Nabors Industries Ltd. held of record by the undersigned at the close of business on April 7, 2006 at Nabors’ annual general meeting of shareholders to be held on June 6, 2006 and at any adjournments or postponements thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.
1.	ELECTION OF DIRECTORS: Election of one Class III director of Nabors to serve until the 2009 annual general meeting of shareholders or until their respective successors are elected and qualified.

Nominees:Eugene M. Isenberg

2.	APPOINTMENT OF AUDITORS AND AUTHORIZATION OF AUDIT COMMITTEE TO SET AUDITORS REMUNERATION: Appointment of PricewaterhouseCoopers LLP as independent auditors and to authorize the Audit Committee of the Board of Directors to set auditors’ remuneration.

3.	MANAGEMENT PROPOSAL: Approval of an amendment to the Company’s 2003 Employee Stock Plan to increase the number of shares available for issuance under the plan.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOX, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED DIRECTORS AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS AND FOR THE AMENDMENT TO THE 2003 EMPLOYEE STOCK PLAN IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
SEE REVERSE
SIDE

☑     Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1.	Election of Director Eugene Isenberg		FOR ☐	WITHHELD ☐	2.	Appointment of Pricewaterhouse Coopers LLP as independent auditors and to authorize the Audit Committee of the Board of Directors to set auditors’ remuneration.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Amendment to 2003 Employee Stock Plan to increase the number of shares available for issuance under the plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting (including a motion to adjourn the meeting) and at any adjournment of the meeting.
NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

Signature	Date

Signature	Date